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                                                                      EXHIBIT 11


                          MARKWEST HYDROCARBON, INC.
                   COMPUTATION OF EARNINGS PER COMMON SHARE
                         (000S, EXCEPT PER SHARE DATA)



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
                                                                        FOR THE YEAR ENDED
                                                                        DECEMBER 31, 1998
                                                                    -----------------------

Net income                                                                       (1,211)

Weighted average number of outstanding shares of
     common stock                                                                 8,490

Basic earnings per share                                            $             (0.14)
                                                                    =======================

Net income                                                                       (1,211)

Weighted average number of outstanding shares of
     common stock                                                                 8,490
Dilutive stock options                                                               90
                                                                    -----------------------
                                                                                  8,580

Earnings per share assuming dilution                                $             (0.14)
                                                                    =======================

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